Exhibit 10.14

SECURED PROMISSORY NOTE ONE

$473,000 September 18, 2025

For value received, Cuentas, Inc., a Florida corporation (the “Maker”), hereby promises  to pay to Michael de Prado, an individual (the “Holder”), the principal sum of Four Hundred  Seventy-Three Thousand Dollars ($473,000) (the “Loan”), together with interest on the principal  balance of the Loan from time to time outstanding, in lawful money of the United States of  America and in immediately available funds, pursuant to the terms and conditions set forth  below (this “Note”). This Note is secured by certain collateral of the Maker in accordance with that certain Security Agreement of even date herewith between the Maker and the Holder (the  “Security Agreement”).

1. General Terms.

(a) All amounts outstanding under this Note, including all accrued but unpaid interest  and other amounts payable under this Note, shall be due and payable upon the earlier of (i)  consummation of a financing transaction for capital raising purposes in an aggregate amount of  at least $2,000,000 (a “Qualified Financing”) or (ii) one year following the execution date of the  note (the “Maturity Date”). Any failure to pay by the Maturity Date shall constitute an Event of  Default with interest accruing at the default rate of 18% per annum until paid in full.

(b) Interest on the Loan shall accrue at a rate of 2.0% per annum (the “Interest Rate”)  on the outstanding principal balance of the Loan from the date the Loan was made until the Loan  is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise. All  computations of interest shall be made based on a year of 365 or 366 days, as the case may be,  and the actual number of days in the year elapsed. Interest shall accrue on the Loan on the day on  which the Loan is made and shall not accrue on the Loan on the day on which it is repaid in full.

(c) All principal and interest on the Loan shall be paid in cash on or before the  Maturity Date by the Maker.

2. Security Interests.

Cuentas shall execute and deliver the security agreement granting Executive a security  interest in the Fintech division Non-telcom/MVNO assets of Cuentas as described in Exhibit D to the Separation Agreement (collectively, the “Collateral”) to secure the repayment of the  indebtedness under this note. While the debts under the note remain outstanding, Cuentas shall  not grant a lien in or otherwise encumber the Collateral or sell or dispose of the Collateral.

3. Prepayments.

The Maker may prepay the Loan in whole or in part at any time or from time to time,  without incurring any premium or penalty of any kind. No prepaid amount may be reborrowed.

4. Other Terms.

(a) Any payments made under this Note shall be applied first to accrued but unpaid  interest, and the balance, if any, shall be applied to the outstanding principal amount of the Loan.

(b) If any payment of principal or interest under this Note is due on a day that is not a  business day, such fee will be due on the next succeeding business day.

(c) Payments under this Note shall be made regardless of any existing credit facilities or their  terms. This Note and the security interests granted under the Security Agreement shall not be  subordinated to any other obligations of the Maker without the prior written consent of the Holder. The  Maker shall maintain the perfection and priority of the security interests granted under the Security  Agreement at all times.

5. Default.

The occurrence of any one or more of the following events with respect to the Maker  shall constitute an event of default hereunder (each, an “Event of Default”), if and only if written  notice is given and cure period described below:

(a) if the Maker shall fail to pay when due any payment due under this Note in  accordance with Section 1 and such failure shall continue for thirty (30) or business days after  the due date thereof; or

(b) (i) if the Maker shall voluntarily commence any proceeding or file any petition  seeking relief under any Federal, state or foreign bankruptcy, insolvency or similar law now or  hereafter in effect, or if any action is taken by the Payee that could impair or adversely affect the  security interests, such impairment to be determined by an independent third-party arbitrator and  subject to a cure period of not less than 30 days following written notice, (ii) if the Maker shall  apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator,  conservator or similar official for the Maker or for a substantial part of the Maker’s assets, (iii) if  a proceeding shall have been instituted by any person in a court having seeking a decree or order  for relief in respect of the Maker in an involuntary case under any Federal, state or foreign  bankruptcy, insolvency or similar law, or for the appointment of a receiver, liquidator, assignee,  trustee, custodian, sequestrator, conservator or other similar official of the Maker, or for any  substantial part of the Maker’s assets, or for the winding-up or liquidation of its affairs, (iv) if the  Maker shall file an answer admitting the material allegations of a petition filed against the Maker  in any such proceeding, (v) if the Maker shall make a general assignment for the benefit of  creditors or (v) if the Maker shall take any action for the purpose of effecting any of the  foregoing.

Upon the occurrence of an Event of Default described in clause (a) above, the Maker  shall have ninety (90) days following receipt of written notice from the Holder to cure such  default (the “Cure Period”). If such default is not cured within the Cure Period, the entire unpaid  principal balance hereof and any accrued but unpaid interest or other amounts payable hereunder  shall become immediately due and payable.

Any disputes regarding an Event of Default shall be resolved through binding arbitration  administered by the American Arbitration Association (AAA) in accordance with its  Commercial Arbitration Rules. The arbitration shall be conducted in Miami-Dade County,  Florida, by a single arbitrator selected in accordance with AAA rules. The arbitrator shall be a  licensed Florida attorney with at least 15 years of experience in commercial and financial  matters. Each party shall bear its own attorneys’ fees and costs, and the parties shall share equally  the arbitrator’s fees and administrative costs unless otherwise required by law. The arbitrator  shall have the power to award any remedy that could be awarded by a court under Florida law.  The arbitration proceedings and award shall be confidential, except as required by law or  necessary for enforcement. Either party may seek emergency injunctive relief from a court of  competent jurisdiction in Florida before, during, or after the pendency of any arbitration proceeding. The arbitrator’s award shall be final and binding, and judgment on the award may be  entered in any court of competent jurisdiction in Florida.

Upon the occurrence of an Event of Default, except for the notice and Cure Period set  forth above, the entire unpaid principal balance hereof and any accrued but unpaid interest or  other amounts payable hereunder shall automatically become immediately due and payable  without the need for the Holder to give any notice to the Maker and without any right of the  Maker to cure such Event of Default.

6. Waiver.

To the extent permitted by law, the Maker hereby waives presentment, protest, and notice  of dishonor and protest and agrees that its liability under this Note shall not be affected by any  renewal or extension in the time of payment hereof, or by any indulgences, and hereby consents  to any renewals, extensions, indulgences, releases or changes, regardless of the number of such  renewals, extensions, indulgences, releases or alterations.

7. Notices.

All notices and other communications required or permitted hereunder shall be (a) (i) in  writing and shall be deemed effectively given upon personal delivery (which may be evidenced  by a return receipt if sent by registered mail or by signature if delivered by courier or delivery  service) or (ii) sent by facsimile or by electronic mail and shall be deemed effectively given upon  receipt of confirmation of delivery and (b) addressed if to the Holder or the Maker, at the address  of the Holder or the Maker outlined in the books and records of the Maker from time to time.

8. Successors and Assigns.

This Note and the obligations and/or rights hereunder shall not be assigned or transferred  by either party without the express prior written consent of the other party, provided that any  such consent shall not be unreasonably withheld, conditioned, or delayed, and any attempted  assignment without consent shall be void. Both parties shall have equal rights to assign or  transfer upon mutual agreement, which consent shall not be unreasonably withheld, conditioned, or delayed. Any attempted assignment without such consent shall be void. In the event of any  permitted assignment by the Maker, the assignor shall remain secondarily liable for all  obligations hereunder. Any assignment by the Holder shall release the Holder from all  obligations upon the effective date of such assignment.

9. Severability and Amendments.

Any provision of this Note that is prohibited or unenforceable shall be ineffective to the  extent of such prohibition or unenforceability without invalidating the remaining provisions of  this Note. No amendment, modification, termination, or waiver of any provision of this Note, nor  consent to any departure by either party, the Maker, from any term of this Note, shall in any  event be effective unless it is in writing and signed by both parties. Any delay or failure to  enforce any provision shall not constitute a waiver of that or any other provision. The Then such  waiver or consent shall be effective only in the specific instance and for the particular purpose  for which it is given.

10. Loss, etc.

Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the  loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of  indemnity or security reasonably satisfactory to the Maker, and upon prompt reimbursement to the Maker of all reasonable business expenses incidental thereto, with standard documentation,  and any expense limits to be mutually agreed upon in writing, or, in the case of mutilation or  transfer of this Note, upon surrender and cancellation of this Note, the Maker will make and  deliver a new Note of like tenor, instead of this Note.

11. Counterparts.

This Note may be executed through the use of separate signature pages or in any number  of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement  binding on all the parties, notwithstanding that not all parties are signatories to the counterpart.  This Note may be executed and delivered by facsimile or other form of electronic transfer.

12. GOVERNING LAW.

THIS NOTE SHALL AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN  CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR  RELATE TO THIS NOTE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF  THIS NOTE (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING  OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN  CONNECTION WITH THIS NOTE OR AS AN INDUCEMENT TO ENTER INTO THIS  NOTE), SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE  INTERNAL LAWS OF THE STATE OF FLORIDA, INCLUDING ITS STATUTES OF  LIMITATIONS. THE PARTIES MAY BRING ACTIONS IN ANY COURT OF  COMPETENT JURISDICTION IN THE STATE OF FLORIDA, WITH EACH PARTY  RETAINING THE RIGHT TO REMOVE TO FEDERAL COURT WHERE  PERMITTED BY LAW.

13. Waiver of Jury Trial. Each Party hereby knowingly, voluntarily, and irrevocably waives any rights to a trial by jury in any legal proceeding arising out of or directly related to this  Agreement, provided that such waiver is permitted by applicable law, including any claims,  counterclaims, cross-claims, or third-party claims. The Parties acknowledge that this waiver is a  material inducement for entering into this Agreement and that they have had an opportunity to  consult with legal counsel regarding this provision. The Parties further agree that any legal  proceedings will be conducted in a bench trial before a judge without a jury.

[Signature Block to Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date  first written above.

MAKER:

CUENTAS, INC.

By:
	Name:	Shalom Arik Maimon
	Title:	Chief Executive Officer